UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2003

King Pharmaceuticals,Inc.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0—24425 (Commission File Number)	54-1684963 (IRS Employer Identification Number)

501 Fifth Street, Bristol, Tennessee (Address of principal executive offices)	37620 (Zip Code)

Registrant’s telephone number, including area code: 423-989-8000

Not Applicable
(Former name or former address, if changed since last report)

SIGNATURE
Exhibit Index
Ex-99.1 Press Release

Item 5. Other Events

     On May 20, 2003, King Pharmaceuticals, Inc., a Tennessee corporation, announced that it has reached an agreement with Elan Corporation, plc that restructures the terms of the Asset Purchase Agreement dated January 30, 2003. Pursuant to the revised terms of the agreement, the previously announced planned acquisition of Elan’s primary care business in the United States and Puerto Rico is expected to close by the end of June 2003, subject to the satisfaction of certain contingencies, including approval by the holders of a majority of the outstanding common stock of Elan and other customary conditions. King and Elan have also agreed to suspend litigation between King and Elan relating to the original agreement until the closing of the transaction, at which time the litigation will be dismissed. On May 20, 2003, King issued a press release regarding the proposed transaction.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements on Businesses Acquired.

None.

     (b)  Pro Forma Financial Information.

None.

     (c)  Exhibits.

The following exhibits are filed pursuant to Item 601 of Regulation S-K:

Exhibits:

Exhibit
Number	Description of Exhibit

99.1	Press Release of King Pharmaceuticals, Inc. dated May 20, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: May 21, 2003

KING PHARMACEUTICALS, INC.

By: /s/ James R. Lattanzi James R. Lattanzi Chief Financial Officer

Exhibit Index

Exhibit
Number	Description of Exhibit

99.1	Press Release of King Pharmaceuticals, Inc. dated May 20, 2003.